Exhibit 10.12

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

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AMENDED AND RESTATED RAILCAR USAGE AGREEMENT

THIS AMENDED AND RESTATED RAILCAR USAGE AGREEMENT (“Agreement”) is made as of this 16th day of December 2015, by and between Smart Sand, Inc., having an address of 1010 Stony Hill Rd, Ste 175, Yardley, PA 19067 (“Smart Sand”); and Archer Pressure Pumping, LLC, having an address of 10613 W. Sam Houston Pkwy N., Suite 600, Houston Texas 77064 (“Borrower”).

BACKGROUND

A. Smart Sand has agreed to sell to Borrower frac sand pursuant to a Master Product Purchase Agreement, dated August 19, 2014, as amended and restated by that certain Amended and Restated Master Product Purchase Agreement, dated of even date herewith (as amended and restated, the “Restated PPA”), which frac sand shall be shipped from Smart Sand’s facility via railcar.

B. Smart Sand and Borrower are parties to that certain Railcar Usage Agreement, dated as of August 19, 2014 (the “Original Agreement”); and

C. Smart Sand and Borrower desire to amend and restate in its entirety the Original Agreement, as set forth in this Agreement, to provide for the terms under which Smart Sand will lend to Borrower, and Borrower will use, *** railcars during the period ending ***.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Term. The term of this Agreement shall commence on the date hereof and expire upon the termination or ***. All borrowed railcars will be returned to the Facility (as defined below), or another facility or location designated by Smart Sand, and all outstanding fees must be paid to Smart Sand within 30 days of termination.

2. Railcar Usage. Smart Sand and Borrower hereby agree as follows:

A. Smart Sand shall provide railcars exclusively to Borrower and Borrower shall use such railcars solely for the purpose of shipping frac sand pursuant to the Restated PPA from Smart Sand’s Oakdale, Wisconsin facility (the “Facility”). During the term, Borrower shall pay to Smart Sand a monthly fee of *** (consisting of *** for the railcar and *** for insurance coverage) for each railcar (plus all costs associated with the initial delivery of such railcar by the owner/lessor of such railcar (the “Owner”) to Smart Sand, such costs not to exceed *** per car) set forth on Schedule A attached hereto, which schedule may be amended at any time and from time to time upon the written consent of both parties as required to ship the volume of products to Borrower set forth in the Restated PPA. Smart Sand agrees to add the Borrower as an “additional insured” to its insurance policy relating to the railcars, and in good faith to pursue abatements, reductions and concessions from Owner on the number of railcars under rental and the monthly fee per railcar, and to provide the Borrower with the benefit of any rent abatement, reduction or other concession that Smart Sand may receive from the Owner. Notwithstanding the foregoing, Borrower shall not have the right to review all or any portion of the railcar lease between the Owner and Smart Sand, unless otherwise consented to in writing by the Owner and Smart Sand. Once delivery of a frac sand shipment pursuant to the Restated PPA has been completed, Borrower shall use commercially reasonable efforts to ensure the prompt return of all borrowed railcars to the Facility. During the period commencing on the date hereof and ending on ***, Borrower may sublease any railcars borrowed hereunder to one or more third parties upon (i) Borrower entering into a mutually agreeable sublease with Smart Sand, which sublease shall contain standard and customary terms and conditions, shall provide that Borrower shall pay to Smart Sand a rate of *** per railcar, and shall be subject to the Owner’s review, feedback and approval, and (ii) Borrower entering into a sublease with the third party that is leasing the railcars from Borrower, which sublease shall contain standard and customary terms and conditions and shall be subject to the Owner’s review, feedback and approval. Upon expiration of this Agreement in accordance with its terms, Borrower shall promptly, but in no event greater than *** after such termination or expiration, return all railcars to the Facility and pay to Smart Sand all amounts due and payable hereunder. If the Restated PPA is terminated or expires prior to ***, then Borrower shall promptly, but in no event greater than *** after the termination or expiration of the Restated PPA, return all railcars to the Facility and pay to Smart Sand, in addition to all amounts due and payable hereunder, all remaining payments to become due to Smart Sand hereunder plus all early termination fees payable by Smart Sand to all Owners of the railcars pursuant to Smart Sand’s lease with such Owners. By way of example, if the Restated PPA terminates and *** are borrowed pursuant to this Agreement, and, but for the Restated PPA’s termination there would have been twelve (12) months remaining under the term of this Agreement, the accelerated sum of *** will become immediately due and payable

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to Smart Sand (12 months x *** cars x ***), plus all fees payable by Smart Sand to each Owner pursuant to its lease. Notwithstanding the foregoing, if, at the time of termination or expiration, another customer has expressed to Smart Sand an interest in borrowing railcars from Smart Sand (and Borrower has not exercised its right to sublease the railcars as set forth above), then Smart Sand shall use reasonable efforts to provide all or any portion of the railcars subject to this Agreement to such customer, after which Borrower shall have no further obligation to pay monthly fees for any railcar transferred to such customer (so long as such customer is paying a monthly fee of at least *** per car per month); provided, however, that Borrower shall remain fully liable to pay for any railcars that are not transferred in accordance with the provisions above; and provided, further, that Borrower shall promptly reimburse Smart Sand for all expenses incurred by Smart Sand in transferring such railcars to such customer (including, without limitation, reasonably attorneys’ fees and transportation expenses), and, if such customer pays a rate less than the *** per car per month, then Borrower shall promptly pay to Smart Sand an amount equal to the difference between *** and the amount paid by such new customer, multiplied by the number of cars transferred to such customer, multiplied by the number of months remaining in this Agreement (((***-New Customer Rate) * Number of Transferred Cars) * Number of Remaining Months).

B. Borrower will preserve in good condition Smart Sand’s railcars and will not alter the structure of such railcars. The railcars shall be used exclusively within the continental United States and/or between Canada and the continental United States. All cross border fees/duty/taxes associated with usage of the railcars to and from Canada shall be borne by the Borrower. The Borrower shall return the borrowed cars empty and clean.

C. During the time while the railcars are borrowed, Borrower assumes the entire responsibility for the railcars and shall be responsible and liable to Smart Sand for any and all damage to or destruction of same, except for damage caused by normal wear and tear and for damage that is covered under Smart Sand’s insurance policy related to the railcars. Smart Sand shall not be liable for loss of or damage to the product or any part thereof that may be handled or stored in the borrowed railcars. Borrower assumes responsibility for, and indemnifies and holds Smart Sand harmless from, any such loss or damage or claim therefore, except where such loss or damage is caused solely by Smart Sand’s negligence. Borrower indemnifies and holds Smart Sand harmless from any liability resulting from injuries to persons or damage to property arising out of or in connection with the use of borrowed railcars except when caused solely by Smart Sand’s negligence.

3. Amounts Payable. The parties agree that the outstanding amounts due and payable under Section 2A of the Original Agreement for or with respect to period prior to the date hereof are reflected on Invoice No. *** and that such amounts shall be paid in accordance with the terms of such invoices.

4. Relationship of Parties. Smart Sand and Borrower acknowledge and agree that their relationship is that of contracting parties and independent contractors only, and neither is the partner, employee, joint venturer or agent of the other.

5. Governing Law; Interpretation. This Agreement shall be interpreted and construed in accordance with the laws of Delaware and without regard to customary principles of interpretation and construction of legal instruments which construe ambiguities against the party causing an instrument to be drafted. For purposes of this Agreement, the neuter shall include the masculine and feminine, the masculine shall include the feminine, the feminine shall include the masculine, the singular shall include the plural, and the plural shall include the singular, as the context may require.

6. Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

7. Amendment. Other than an amendment to Schedule A attached hereto in accordance with Section 2A., this Agreement may only be amended by a written document executed by Smart Sand and Borrower.

[signature page follows]

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IN WITNESS WHEREOF, the parties to this Agreement have executed this Amended and Restated Railcar Usage Agreement on the day and year first above written.

SMART SAND, INC.

By:	/s/ John Young
Name:	John Young
Title:	Vice President of Sales

ARCHER PRESSURE PUMPING, LLC

By:	/s/ Max Bouthillette
Name:	Max Bouthillette
Title:	VP and General Counsel

Schedule A

Railcars

[see attached]

***